CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Diversified Resources Group, Inc.
Sarasota, Florida


We hereby consent to the use in this Registration Statement of Diversified Resources Group, Inc. on Form S-8 of our report dated June 6, 2001 of Diversified Resources Group, Inc. for the years ended December 31, 2000 and 1999, dated June 6, 2001, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

                                           /s/ H J & Associates

Salt Lake City, Utah
March 21, 2002